Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000

Targa Resources Partners LP Commences Public Offering of Series A Preferred Units

HOUSTON, October 7, 2015 – Targa Resources Partners LP (“Targa Resources Partners” or the “Partnership”) (NYSE: NGLS) announced today that it has commenced an underwritten public offering, subject to market conditions, of Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units of the Partnership (“Series A Preferred Units”). The Partnership also intends to grant a 30-day option to the underwriters to purchase additional Series A Preferred Units. The Partnership intends to use the net proceeds from this offering to reduce borrowings under its senior secured credit facility, and will use any remaining proceeds for general partnership purposes, which may include repaying other indebtedness, redeeming or repurchasing some of its outstanding notes, working capital and funding capital expenditures and acquisitions.

Morgan Stanley, BofA Merrill Lynch, UBS Investment Bank and Wells Fargo Securities will act as joint book-running managers of the Series A Preferred Units offering. The offering is being made pursuant to an effective shelf registration statement on Form S-3 and prospectus filed by the Partnership with the Securities and Exchange Commission (“SEC”) on October 7, 2015. Prospective investors should read the prospectus included in the registration statement and other documents the Partnership has filed with the SEC for more complete information about the Partnership and the offering of the Series A Preferred Units. When available, copies of the prospectus may be obtained from the offices of:

Morgan Stanley

Attn: Prospectus Department

180 Varick Street, 2nd Floor

New York, New York 10014

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Attn: Prospectus Department

222 Broadway, 11th Floor

New York, NY 10038

Toll-free: 1-800-294-1322

E-mail: dg.prospectus_requests@baml.com

UBS Investment Bank

Attn: Prospectus Specialist

1285 Avenue of the Americas

New York, New York 10019

Wells Fargo Securities, LLC

Attn: WFS Customer Service

608 2nd Avenue

South Minneapolis, MN 55402

Toll Free: 1-800-645-3751

Email: wfscustomerservice@wellsfargo.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state or jurisdiction.

About Targa Resources Partners

Targa Resources Partners LP is a publicly traded Delaware limited partnership formed in October 2006 by its parent, Targa Resources Corp., to own, operate, acquire and develop a diversified portfolio of complementary midstream energy assets. The Partnership is a leading provider of midstream natural gas and NGL services in the United States, with a growing presence in crude oil gathering and petroleum terminaling. The Partnership is engaged in the business of gathering, compressing, treating, processing and selling natural gas; storing, fractionating, treating, transporting and selling NGLs and NGL products, including services to LPG exporters; gathering, storing and terminaling crude oil; and storing, terminaling and selling refined petroleum products.

The principal executive offices of Targa Resources Corp. and Targa Resources Partners LP are located at 1000 Louisiana, Suite 4300, Houston, TX 77002 and their telephone number is 713-584-1000.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Targa Resources Partners’ control, which could cause results to differ materially from those expected by management of Targa Resources Partners. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil; the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Targa Resources Partners’ Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and other reports filed with the Securities and Exchange Commission. Targa Resources Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor contact:

713-584-1133

Jennifer Kneale

Senior Director – Finance

Matt Meloy

Executive Vice President, Chief Financial Officer and Treasurer